Exhibit 99.1

CVR Partners Reports First Quarter 2021 Results

SUGAR LAND, Texas (May 3, 2021) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced a net loss of $25 million, or $2.37 per common unit, on net sales of $61 million for the first quarter 2021, compared to a net loss of $21 million, or $1.83 per common unit, on net sales of $75 million for the first quarter 2020. EBITDA was $5 million for the first quarter of 2021, compared to $11 million for the first quarter of 2020.

“During the first quarter 2021, CVR Partners continued to operate safely and reliably while responding to Winter Storm Uri, which negatively impacted shipments from both our East Dubuque and Coffeyville fertilizer facilities,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “However, we were able to quickly react to the weather event, reducing throughput at East Dubuque and selling contracted natural gas to capitalize on market opportunities. In addition, our Coffeyville facility was one of the only plants capable of operating during the storm due to its use of petroleum coke as its feedstock.

“The nitrogen fertilizer industry reached an inflection point during the first quarter of 2021, where improved farmer economics translated into increased demand for nitrogen fertilizer as well as much higher pricing,” Pytosh said. “So far, the spring planting season has gone well, with nitrogen fertilizer prices materially higher in the second quarter compared to the first quarter.”

Consolidated Operations

For the first quarter of 2021, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 4 percent to $159 per ton, and ammonia was up 14 percent over the prior year to $300 per ton. Average realized gate prices for UAN and ammonia were $166 per ton and $264 per ton, respectively, for the first quarter 2020.

CVR Partners’ fertilizer facilities produced a combined 188,000 tons of ammonia during the first quarter of 2021, of which 70,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 272,000 tons of UAN. In the first quarter of 2020, the fertilizer facilities produced 201,000 tons of ammonia, of which 78,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 317,000 tons of UAN.

Capital Structure

On May 6, 2020, the Board of Directors of the Partnership’s general partner (the “Board”), on behalf of the Partnership, authorized a unit repurchase program (the “Unit Repurchase Program”). The Unit Repurchase Program enables the Partnership to repurchase up to $10 million of the Partnership’s common units. On February 22, 2021, the Board authorized an additional $10 million for the Unit Repurchase Program. During the three months ended March 31, 2021, the Partnership repurchased 24,378 common units, on the open market in accordance with a repurchase agreement under Rules 10b5-1 and 10b-18 of the Exchange Act, at a cost of $0.5 million, inclusive of transaction costs, or an average price of $21.70 per common unit. At March 31, 2021, the Partnership had $12.4 million in authority remaining under the Unit Repurchase Program. This Unit Repurchase Program does not obligate the Partnership to acquire any common units and may be cancelled or terminated by the Board at any time.

Distributions

CVR Partners will not pay a cash distribution for the first quarter 2021. CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

First Quarter 2021 Earnings Conference Call

CVR Partners previously announced that it will host its first quarter 2021 Earnings Conference Call on Tuesday, May 4, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The first quarter 2021 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/9uikt5qq. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13718880.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; impact of Winter Storm Uri on shipments and throughput; capitalization on natural gas sales; the ability of the Coffeyville facility to operate during storm conditions; farmer economics including improvement thereof; nitrogen fertilizer demand and pricing, including the increase thereof; success of the Spring planting season; ammonia production levels including volumes upgraded to other fertilizer products including UAN; purchases under the Unit Repurchase Program (if any), including the cost thereof; distributions, including the timing, payment and amount (if any) thereof; operating performance, finished product pricing, costs and capital expenditures including management thereof, cash flow, use of cash and reserves; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of COVID-19, the rate of any economic improvements, impacts of planting season on our business, general economic and business conditions, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the period ended March 31, 2021:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended March 31,
(in thousands, except per unit data)	2021	2020
Consolidated Statement of Operations Data
Net sales (1)	$60,921	$75,080
Operating costs and expenses:
Cost of materials and other	17,766	23,991
Direct operating expenses (exclusive of depreciation and amortization)	37,075	35,123
Depreciation and amortization	14,123	15,597
Cost of sales	68,964	74,711
Selling, general and administrative expenses	5,891	5,354
Loss (gain) on asset disposal	72	(13)
Operating loss	(14,006)	(4,972)
Other (expense) income:
Interest expense, net	(15,916)	(15,783)
Other income, net	4,557	27
Loss before income tax expense	(25,365)	(20,728)
Income tax expense	19	7
Net loss	$(25,384)	$(20,735)

Basic and diluted loss per unit	$(2.37)	$(1.83)

EBITDA*	$4,674	$10,652
Available Cash for Distribution*	(9,479)	(5,919)

Weighted-average common units outstanding - basic and diluted	10,695	11,328

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)        Below are the components of net sales:

	Three Months Ended March 31,
(in thousands)	2021	2020
Components of net sales:
Fertilizer sales	$52,354	$64,694
Freight in revenue	6,114	7,722
Other	2,453	2,664
Total net sales	$60,921	$75,080

Selected Balance Sheet Data

(in thousands)	March 31, 2021	December 31, 2020
Cash and cash equivalents	$52,561	$30,559
Working capital	32,902	41,873
Total assets	1,031,882	1,032,880
Total debt, including current portion	637,256	636,182
Total liabilities	743,554	718,639
Total partners’ capital	288,328	314,241

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash flow provided by (used in):
Operating activities	$25,551	$27,707
Investing activities	(2,994)	(6,662)
Financing activities	(555)	(25)
Net increase in cash and cash equivalents	$22,002	$21,020

Capital Expenditures

	Three Months Ended March 31,
(in thousands)	2021	2020
Maintenance capital expenditures	$2,459	$4,139
Growth capital expenditures	666	1,454
Total capital expenditures	$3,125	$5,593

Key Operating Data

Ammonia Utilization (1)
	Two Years Ended March 31,
(capacity utilization)	2021	2020
Consolidated	96%	93%
Coffeyville Facility	94%	93%
East Dubuque Facility	97%	93%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2021	2020
Consolidated sales (thousand tons):
Ammonia	32	54
UAN	239	284

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$300	$264
UAN	159	166

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	188	201
Ammonia (net available for sale) (2)	70	78
UAN	272	317

Feedstock:
Petroleum coke used in production (thousand tons)	128	125
Petroleum coke used in production (dollars per ton)	$42.91	$44.68
Natural gas used in production (thousands of MMBtu) (3)	1,882	2,141
Natural gas used in production (dollars per MMBtu) (3)	$3.10	$2.42
Natural gas in cost of materials and other (thousands of MMBtu) (3)	940	1,418
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.94	$2.80

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2021	2020
Ammonia - Southern plains (dollars per ton)	$437	$272
Ammonia - Corn belt (dollars per ton)	497	364
UAN - Corn belt (dollars per ton)	256	169

Natural gas NYMEX (dollars per MMBtu)	$2.72	$1.87

Q2 2021 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2021. See “Forward-Looking Statements” above.

	Q2 2021
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville Facility	95%	100%
East Dubuque Facility	95%	100%

Direct operating expenses (2) (in millions)	$35	$40

Total capital expenditures (3) (in millions)	$4	$7

(1)Ammonia utilization rates exclude the impact of turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations

Reconciliation of Net Loss to EBITDA

	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(25,384)	$(20,735)
Add:
Interest expense, net	15,916	15,783
Income tax expense	19	7
Depreciation and amortization	14,123	15,597
EBITDA	$4,674	$10,652

Reconciliation of Net Cash Provided By Operating Activities to EBITDA

	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$25,551	$27,707
Non-cash items:
Other	(4,851)	(785)
Add:
Interest expense, net	15,916	15,783
Income tax expense	19	7
Change in assets and liabilities	(31,961)	(32,060)
EBITDA	$4,674	$10,652

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended March 31,
(in thousands)	2021	2020
EBITDA	$4,674	$10,652
Current reserves for amounts related to:
Debt service	(14,996)	(14,999)
Maintenance capital expenditures	(2,459)	(4,139)
Common units repurchased	(529)	—
Other (reserves) releases:
Future turnaround	(1,500)	—
Previously established cash reserves	5,331	2,567
Available Cash for distribution (1) (2)	$(9,479)	$(5,919)

Common units outstanding	10,681	11,328

(1)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership paid no cash distributions related to the fourth quarter of 2020, and no distribution was declared for the first quarter of 2021.